SENT PAID SERVICES AGREEMENT FROM SBC PAY PHONES
                   BETWEEN SBC SERVICES, INC. AND PHONE1, INC.


     THIS SERVICES AGREEMENT ("Agreement") is entered into as of December 10, 2002 between Phone1, Inc., with offices at 100 N. Biscayne Blvd., 25th Floor, Miami, Florida, 33132 ("Phone1") and SBC Services, Inc., as agent for one or more of the following depending upon the state(s) in which SBC provides pay telephone services pursuant to this Agreement: SBC Pacific Bell Telephone Company, a California corporation; SBC Nevada Bell Telephone Company, a Nevada corporation; Southwestern Bell Telephone, L.P., a limited partnership under the laws of the state of Texas providing pay phone service in the states of Texas, Missouri, Kansas, Arkansas, and Oklahoma; SBC Ameritech Illinois, an Illinois corporation; SBC Ameritech Indiana, an Indiana corporation; SBC Ameritech Michigan, a Michigan corporation; SBC Ameritech Ohio, an Ohio corporation; Wisconsin Bell, Inc., d/b/a SBC Ameritech Wisconsin, a Wisconsin corporation; and SNET America, Inc., a Connecticut corporation (referred to collectively or individually as "SBC"), with offices at 105 Auditorium Circle, Room 12-A-60, San Antonio, Texas 78205. The signatories to this Agreement shall hereafter be referred to individually as "Party" or jointly as the "Parties".

     WHEREAS, SBC is in the business of providing public pay telephone service within the meaning of Section 276 of the Telecommunications Act of 1996 from payphones owned and operated by SBC; and

     WHEREAS, Phone1 is in the business of providing coin calling services (excluding local exchange) from public pay telephones; and

     WHEREAS, Phone1 and SBC have entered into a Services Trial Agreement dated June 26, 2002 ("Trial") in order to trial Phone1's services; and

     WHEREAS, as a result of the aforementioned Trial, SBC and Phone1 have agreed to deploy Phone1's services operationally across SBC's operating territory at selected sites.

     NOW THEREFORE, in consideration of the mutual obligations set forth herein, Phone1 and SBC agree as follows:

1. SCOPE OF SERVICES

     A. This Agreement sets forth the terms and conditions whereby Phone1's coin pay phone services, including interLATA domestic long distance, and (interLATA) international long distance coin service shall be deployed on SBC owned and operated pay telephones located at specific sites designated by SBC ("Services"). Such locations shall be those pursuant to separate service agreements between SBC and third parties who own or control the premises where said SBC pay telephones are placed ("Locations"). The pay telephone numbers and physical addresses of the SBC pay telephones where Phone1 Services are to be provided shall be determined by SBC in its sole discretion, transmitted to Phone1 via an electronic data feed provided, and the initial numbers and addresses are identified in Exhibit A, which is attached hereto and incorporated by reference herein. Exhibit A may be updated by SBC on an on-going basis, via additional data feeds on a periodic basis as determined by SBC.

     B. Phone1 Services deployed on SBC pay telephones shall allow consumers to make domestic interLATA long distance calls and international long distance calls anywhere in the world at the rates set forth in Section 5, CALLING RATES. . In exchange for the opportunity to solicit Phone1's Services on SBC's public pay telephones, Phone1 shall compensate SBC by paying SBC a commission equal to a percentage of the revenues derived from the Services at the rates set forth in Section 6, COMPENSATION. For the SBC pay telephones covered by this Agreement, local exchange pay telephone service shall be provided by SBC, and shall not be included in the Services described herein, nor shall such local exchange service be a part of the financial terms of this Agreement. Phone1 shall also be responsible for all aspects of its Services, including but not limited to, to the extent set forth in greater detail herein, marketing and promoting the Services, providing call capability at specific "Dumb Set" (as defined below) pay telephones, providing the identifiable Phone1 handsets, and compliance with all laws and regulations applicable to the Services provided by Phone1.

     C. To the extent SBC becomes authorized use the Phone1 service for their intraLATA domestic service then intraLATA service shall be with in the meaning of the term Services under this Agreement.

     D. [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

2. TERM OF AGREEMENT

     The initial term of this Agreement shall commence on the date last signed below ("Effective Date") and, subject to the terms and conditions of this Agreement, shall expire three (3) years (i) from the date of SBC's acceptance of the Dumb Set Upgrade (as hereinafter defined), as contemplated by Section 7, provided such acceptance occurs within [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] of the Effective Date, or (ii) from the Effective Date if no such acceptance has occurred within [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] of the Effective Date ("Initial Term"). Unless either Party provides written notice of termination to the other via certified mail, return receipt requested, no less than thirty (30) days prior to the expiration of the Initial Term of this Agreement, or any subsequent Renewal Term(s) of this Agreement, this Agreement will automatically renew for up to three (3) consecutive one (1) year renewal terms (individually, "Renewal Term").

3. OBLIGATIONS OF PHONE1

     A. [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

     B. Without regard to legal and/or regulatory issues or other technical issues, in order for the Phone1 Service to operate from SBC public pay telephones, the SBC public pay telephones must be electronically linked to the Phone1 platform for call routing and processing. For the SBC pay telephones listed in Exhibit A which are identified as standard SBC Western Electric type public pay telephones ("Dumb Sets"), it is contemplated that Phone1 shall provide an "upgrade solution" for all such public pay telephones to enable the public pay telephones to interface with the Phone1 platform for accurate call processing ("Upgrade" or "Dumb Set Upgrade"), and such Upgrade shall be available for the Upgrade Acceptance Trial pursuant to Section 7 within [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]. The Parties shall mutually agree upon the logistics for Phone1's providing Upgrades to SBC for the Acceptance Trial and, following acceptance, if accepted by SBC, for installation in the remaining SBC public pay telephones. Phone1's Upgrade solution shall be subject to the Upgrade Acceptance Trial terms set forth in Section 7 herein including the capability to count completed local calls and coin detail information of all intraLATA and interLATA (domestic and international) calls. Except as otherwise set forth in this Agreement, any parts, materials or labor required for such Upgrade shall be provided to SBC at Phone1's expense. [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]


     C. Call Detail Reports. As set forth herein, Phone1 shall collect and record, on a per call basis, the call detail information pertaining to calls that are covered by this Agreement and made from SBC's pay telephones ("Call Detail Records"). Phone1 shall collect and store the Call Detail Records in redundant media until the Call Detail Records are transmitted to SBC, and successful transmission and receipt has been confirmed, as set forth in Section 6 herein. Phone1 shall forward to SBC on a weekly basis, or on a daily basis if requested by SBC, all Call Detail Records for the prior week or day, as applicable, as well as all those Call Detail Records not previously forwarded successfully to SBC. Phone1 shall transmit the Call Detail Records in a mutually agreeable electronic format. The specifications for the electronic format at the Effective Date are attached hereto as Exhibit D. These specifications may be modified by written agreement of the Parties from time to time. Phone1 shall be solely responsible for the accuracy and completeness of the Call Detail Records provided to SBC as set forth herein. SBC shall have the right to audit Phone1's Call Detail Records according to the terms and conditions as set forth in the RECORDS and AUDITS clause of this Agreement.

     D. Promotion and Marketing. Phone1 shall provide SBC in sufficient mutually agreeable quantities with multi-lingual adhesive placards ("Placards"), instruction cards ("Instruction Cards"), and lower housing door plates ("Door Plates") advertising the Phone1 Services. Placards, Instruction Cards and Door Plates to be placed on the public pay telephone set shall be designed by Phone1 to be complimentary with the Handsets and SBC pay telephones. Metal placards shall be approximately 13/4" width by 31/2" in height, of aluminum construction, and use Scotch 468MP high performance adhesive,

          Instruction Cards shall be manufactured based on SBC standard instruction card specifications, and Doorplates shall be replacement units that meet SBC's standard door plate specifications and that are field-ready to install. In addition, Phone1 shall provide and larger advertising ("Panels") to be placed on certain SBC peripheral equipment (such as enclosures), the size and content of which shall be mutually agreed to by both parties promptly following execution of this Agreement. Placards, Instruction Cards, and Door Plates shall set forth dialing instructions, required legal or regulatory information, and other necessary information required by the consumer to use the Services. Phone1 shall design and format the content of the Phone1 Placards; provided, however, SBC shall have a right to consent to the design and content prior to the Placard being placed on SBC's pay telephones, such consent not to be unreasonably withheld or delayed. Phone1 shall use its commercially reasonable best efforts to promote the Phone1 Services through other mass media such as television, outdoor, print, and radio advertisements. (Phone1's Handsets, Upgrades, Placards, Instruction Cards, Door Plates, and Panels shall be referred to jointly in this Agreement as "Equipment".)

4. OBLIGATIONS OF SBC

     A. Subject to i) the ability of SBC to secure agreements to install the Phone1 Services at the Locations, and ii) the success of Phone1's Upgrade Solution as set forth herein, SBC shall use its best efforts to target use of the Services on approximately two-hundred thousand (200,000) public pay telephone stations.

     B. SBC shall have the sole right and responsibility to negotiate placement agreements with its premise customers for the operation of public telephones at the Locations. All such agreements shall be by and between SBC and the Locations. Any payments due to Locations as a result of SBC's agreements with Locations for calls made from the SBC public pay telephones shall be the sole responsibility of SBC.

     C. SBC shall be responsible for the accurate and timely payment to Phone1 of Phone1's revenues for the calls covered by this Agreement, as set forth Section 6 herein.

     D. SBC shall install and maintain its public pay telephone equipment in accordance with its service agreements with its premise customers at the Locations.

     E. SBC shall be responsible, at its expense, for the installation, cleaning, and removal of the Phone1 Equipment. SBC shall, in accordance with a commercially reasonable standard, (i) install and provide general maintenance to the Equipment and public pay telephone equipment throughout the term of this Agreement, and (ii) remove and return any worn or faulty Equipment to Phone1 that require replacement.

     F. SBC shall be responsible, at its expense, for installing the Upgrade solution to SBC's public pay telephones for the Acceptance Trial (as described below) and, if accepted by SBC, for installation in the remaining SBC public pay telephones. SBC shall use reasonable efforts to keep Phone1 apprised of its progress with installing Upgrades. In the event that the Parties mutually agree that an accelerated installation schedule would be necessary or beneficial and would contribute to the success of the rollout of the Services, the Parties shall share equally in any reasonable excess expenses, i.e., overtime, priority shipment, etc.

     G. Customer service for coin refund requests shall be handled by SBC according to its standard process. Requests for refunds related to Phone1 Services shall be investigated in the same manner and with the same resources as SBC investigates requests for refunds related to other services (such as local calls) offered from its pay telephones, and SBC shall maintain reasonable documentation to support its resolution of any refund request related to Phone1 Services. Any refund paid by SBC as a result of an attempted Phone1 call shall be subsequently settled by an offset to the amounts paid to Phone1 pursuant to Section 6, COMPENSATION. Any reasonably requested documentation for such offset shall be provided to Phone1 upon request.

5. CALLING RATES

     SBC agrees to utilize the Phone1 Services for intraLATA if applicable (see 1.C.), domestic long distance (both intrastate and interstate), and international interLATA long distance calls, so long as such Services are advertised as and offered under this Agreement at a suggested retail price of [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] per call for a set number of domestic initial minutes and [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] for international minutes, which number of initial minutes shall vary depending on the origin and destination of the call and which initial number of minutes shall be determined by Phone1. Phone1 shall also offer additional minutes at commercially reasonable prices not to exceed [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] per minute domestic, but which shall be determined by Phone1. For the public pay telephones covered by this Agreement, Phone1 agrees to give SBC prior notification of any changes in the prices charged for Services, including but not limited to the price charged for an initial set of minutes and any additional minute(s).

6. COMPENSATION

A. Commissions

     At the beginning of each calendar week (each Monday), or on a more frequent basis as determined solely by SBC (but not more frequently than daily), Phone1 shall forward to SBC an electronic data feed containing the Call Detail Records of all completed Phone1 calls made during the prior calendar week (Monday through Sunday), or if received on a daily basis, during the previous day, and any other calls not previously forwarded, broken down between call types. SBC shall acknowledge receipt of the Call Detail Records and confirm the total numbers for each call type, which Phone1 shall use to determine if the success of the data transmission. Unless agreed to otherwise by the Parties, if the beginning of a calendar week falls on a holiday (defined as a day the federal government is closed), Phone1 shall forward to SBC the Call Detail Records on the next business day (Tuesday) of all Phone1 calls made during the prior calendar week or day, as applicable.

     On the first Monday of each calendar month, Phone1 shall, along with transmitting the Call Detail Records for the previous week, invoice SBC for the Phone1 calls made during the entire previous calendar month. SBC shall pay to Phone1 the revenues generated from the Phone1 calls ("Gross Receipts"), less commissions owed by Phone1 to SBC calculated as a percentage of the revenues according to the following schedule ("Net Receipts"):


                                                     SBC COMMISSIONS
                                                     ---------------
         DOMESTIC LONG DISTANCE                       Attachment A

         INTERNATIONAL LONG DISTANCE                  Attachment B


     [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

     B. Dial-Around Waiver. SBC understands that Phone1's provision of the Services may utilize a toll-free 1-800 subscriber or access number or numbers. In further consideration of the Services, SBC hereby agrees to waive its entitlement, if any, to federally mandated dial-around compensation for calls to such toll-free subscriber or access 1-800 number(s) for the term of this Agreement. The Parties understand that SBC does not waive its entitlement to any dial-around compensation not directly related to Phone1's provisioning of the Services as described in this paragraph. For purposes of this paragraph, Phone1's provisioning of Services shall encompass the completing of what appear to the consumer to be direct-dialed or 1+ long distance calls (that is, if a phone user physically dials a 1-800 number, other than to Phone1 Customer Service, then the waiver contained in this paragraph shall not apply).

7. UPGRADE ACCEPTANCE TEST

          A. Phone1's Dumb Set Upgrade solution shall be approved and accepted by [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] (or other mutually agreed to engineering firm) prior to installation on SBC's public pay telephones. Upon installation of the Upgrades on all of the SBC public pay telephones identified as Test Phones in Exhibit A (which shall be limited to one thousand (1,000) Test Phones), SBC shall commence an acceptance trial ("Acceptance Trial"). The Acceptance Trial shall be for a period of thirty (30) business days, unless a different duration is agreed to by both Parties, and shall be conducted under the same terms and conditions as this Agreement. During the Acceptance Trial, SBC shall operate the Services to test the Upgrade as it deems appropriate to determine whether the Upgrade performs in conformance with SBC's specifications, as set forth in Exhibit E, which is attached hereto and incorporated by reference herein. In addition to the tests included in Exhibit E, SBC will complete testing of the coin counting and validation application of the Dumb Set Upgrade during both the [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]testing review and the Acceptance Trial. SBC's use of the Services for commercial purposes during the Acceptance Trial shall not constitute acceptance of the Upgrade. If the Upgrade passes the Acceptance Trial, SBC shall "accept" the Upgrade by providing Phone1 with written notice of such acceptance no later then thirty (30) business days after the conclusion of the acceptance trial. Upon acceptance, the Parties shall mutually agree upon a schedule for installing the Upgrade in SBC's public pay telephones not identified as Test Phones in Exhibit A (except for those identified as "Smart Sets" for which the Upgrade is not necessary). SBC's determination as to whether or not to accept the Upgrade shall be made in SBC's sole discretion, but shall not be unreasonably withheld or delayed.

     B.   If the Upgrade fails to pass the Acceptance Trial, SBC may:

          i. agree with Phone1 to extend the Acceptance Trial for a specific time frame to enable Phone1 to correct the deficiencies; or

          ii. permit Phone1 to replace the Upgrade, at no additional charge to SBC, with a substitute solution ("Alternative Upgrade") that, in SBC's judgment, is functionally equivalent or superior to the original Upgrade; or

          iii. terminate this Agreement without liability to SBC or Phone 1, whereupon SBC shall de-install the Upgrades or Alternative Upgrades on all Test Phones and from any and all SBC network facilities.

          If SBC elects the option set forth in subparagraph (i) above, at the conclusion of the agreed-upon extension, SBC shall again have the same three options as listed above. If SBC elects the option in subparagraph (ii), the Alternative Upgrade shall be subject to the same Acceptance Trial as the replaced Upgrade, with the trial commencing upon proper installation of the Alternative Upgrade. If SBC elects the option in subparagraph (iii), it shall cancel without liability, any undelivered orders for Equipment, remove and return any installed Equipment, and return any unused promotional material.

8. SERVICE PERFORMANCE

          A. The quality of the Services shall be comparable to the quality obtainable through the services provided by the major providers of long distance calling from public pay telephones using smart set technology, and shall not generate a volume or severity of complaints or inquiries to SBC, or to regulatory bodies or other authoritative bodies, that exceed the level of complaints generated by consumers utilizing SBC's installed pay telephone base prior to the implementation of the Phone1 Services.

          B. The Phone1 Service shall adhere to a Service Availability of [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] as measured by a service performance report provided monthly to SBC by Phone1. For the purposes of this Section 8, Service Availability shall be defined as the ability of the Service to accept and complete 1+ calls from the applicable SBC public pay telephones.

          C. Time to Answer for calls carried by Phone1 under this Agreement shall be [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2] or less. Time to Answer shall be defined as the average time after the consumer has dialed the final digit of the telephone number being called to the time the terminating number first rings. Phone1 shall notify SBC no less than one (1) hour after Phone1 Service experiences a major (Priority 1) service failure as set forth in Exhibit F. Phone1 shall adhere to the Escalation procedure set forth in Exhibit F for all service outages not corrected in the time frames set forth therein.

          D. Phone1 shall provide SBC with a toll free service call to which service problems can be reported twenty-four (24) hours per day, seven (7) days per week, three-hundred and sixty-five (365) days per year.

          E. In the event the Phone1 Services fail to operate solely because of major outage with the Phone1 platform, and Phone1 calls are unable to be made from SBC public pay telephones for a period of time exceeding twenty-four (24) hours pursuant to procedures in Exhibit F, Phone 1 shall pay to SBC any lost SBC commissions for each day of the outage. Lost commissions will be based on the average Phone1 call revenues associated with the same or similarly-situated SBC public pay telephones during the previous thirty (30) day period.

          F. In the event Phone1's Call Detail Record collector fail to record and capture Call Detail Records that should have been generated as a result of consumers' use of the Service ("Lost CDRs"), Phone1 shall notify SBC and, at no cost to SBC, Phone1 shall reconstruct the Lost CDRs through Phone1's IXC carrier billing information for such calls. Phone1's failure to record and capture Call Detail Records shall not be deemed a material breach of this Agreement so long as Phone1 notifies SBC of Lost CDRs and is able promptly to reconstruct Lost CDRs.

9. RISK OF LOSS

     Phone1 shall bear the risk of loss of or damage to all Equipment supplied and shipped by Phone1 and any other parts and materials that may be required for Upgrades, except that SBC shall be responsible for loss or damage to such Equipment and/or parts and materials caused by SBC's acts or omissions, theft and/or vandalism.

10. TRADENAMES AND TRADEMARKS; ADVERTISING REVIEW; OWNERSHIP OF TECHNOLOGY:

     A. Neither Party may use the other Party's marks, tradenames, or logo designs without the other Party's prior written approval.

     B. Neither Party, under any circumstances, will advertise the other Party's products or services without the other Party's prior written approval.

     C. Either Party may use the other Party's marks, tradename, and logo design only in marketing materials, advertising, and promotional literature (collectively, "Materials") in conjunction with its solicitation of the Services only with the prior written approval of the other Party. Such prior written approval shall be obtained for each instance of any usage of any Party's mark or tradename in such Materials.

     D. Each Party acknowledges and agrees that: (i) such Party's marks are owned by it; (ii) it will do nothing inconsistent with such ownership;
          (iii) all use of the marks by it will inure to the benefit of and be on behalf of the owner of the mark; (iv) that nothing in this grant will give it any right, title or interest in the other Party's marks other than the right to use the marks in accordance herewith; (v) it will not attack the other Party's title to the marks or the validity of this grant; and (vi) further agrees to use the other Party's marks only in the form and manner prescribed from time to time by such Party, and not to use any other trademark or service mark in combination with any of the other Party's marks without the prior written approval of such Party.

     E. Neither Party may assign this grant of a limited, nonexclusive authorization to any other entity or Party without the prior written approval of the other Party.

     F. Each Party agrees, at its own expense, to defend, indemnify and hold the other Party ("Indemnified Party") harmless from and against any and all claims, suits, actions, proceedings, judgments, damages, liabilities, costs and expenses (including attorney's fees) arising either from use of the Indemnified Party's marks by the other Party or any third party authorized by the other Party or advertising claims made in connection therewith, other than a claim based on an assertion by a third party either that the Indemnified Party does not own the marks, does not have the right to grant the authorization provided herein, or that the substance of an advertising claim approved by the Indemnified Party is materially false or misleading.

     G. Upon termination of this Agreement, any permission or right to use marks granted hereunder will cease to exist and each Party will immediately cease any use of such marks and immediately cease referring to itself as an authorized user or provider.

     H. Each Party will submit to the other Party at the following address an identical copy of any material in which such Party seeks to use the other Party's marks, tradename or logo design for written approval prior to use:

                  To Phone1:                                  To SBC:
                  ----------                                  -------

                  Phone1 Inc.                                 SBC Public Communications
                  100 North Biscayne Blvd.                    225 W. Randolph Street
                  25th Floor                                  Floor 15C
                  Miami, Florida 33132                        Chicago, Illinois 60606
                  Attn: Dario Echeverry, CEO                  Attn:  Kirk J. Moser, Director of Contracts

     I. The Parties acknowledge and agree that the intellectual property and other technology included in the Equipment is proprietary to Phone1, and nothing in this Agreement, including transfer of title to the Handset and or Dumb Set Upgrade (DSU), is intended to transfer ownership of any such intellectual property or technology to SBC. Nothing in this Agreement shall permit SBC to use any of the Equipment except under this Agreement. Upon termination of this Agreement in whole or part, for any reason whatsoever, and unless agreed to otherwise in writing, SBC shall cease using any such intellectual property and technology; provided, however that SBC shall be granted a limited license for up to one (1) year to remove Equipment that is not under title to SBC and to disable or remove (at SBC's sole option) Equipment that is under title to SBC.

11. RECORDS AND AUDITS

     A. Phone1 and SBC shall, during the term of this Agreement and for a period of one (1) year thereafter, maintain complete and accurate records relating to its performance of this Agreement.

     B. SBC and Phone1 shall have the right, during the term of this Agreement and for a period of one (1) year thereafter, during normal business hours and upon reasonable prior notice to the other Party, to enter the other Party's premises to review the other Party's records, including but not limited to Call Detail Records, as necessary solely to validate the other Party's compliance with the provisions of this Agreement, provided that an audit can be conducted no more than twice in any twelve (12) month period. All information contained in the records shall be deemed Confidential Information under this Agreement. If either Party's audit is conducted by a third party auditor, the Party requesting the audit shall require such auditor to sign an appropriate nondisclosure agreement with the other Party prior to obtaining access to the other Party's records. The Party requesting the audit shall bear all costs and expenses related to such audit. If any independent audit shows that either party has failed to remit to the other the amounts required under this Agreement, then promptly after the audit, the party responsible for the failure shall pay to the other the difference between the amount paid and the amount that should have been paid based on the results of the audit.

12. WARRANTIES

     A. Phone1 warrants that Phone1's Equipment will be in good working order when delivered and complies with all applicable laws and regulations, including without limitation consumer safety and FCC laws and regulations. During the Agreement, Phone1 shall, at no charge to SBC, make all necessary adjustments and and/or upgrades and corrections to the Services, and provide repair parts and/or replacement parts for all repairs and/or corrections to the Phone1 Equipment.

     B. Phone1 warrants that it is the legal owner of the Handsets, and that it has the full right, title and interest in said Handset and Services. Phone1 further warrants to SBC that Phone1 has any and all necessary authority and permits to enter into this Agreement, offer the Services and to grant any rights between the Parties that may result therefrom.

     C. SBC warrants it has full legal right to enter into this agreement and perform its obligations of the agreement and to place Phone1 Services at the Locations.

     D. SBC warrants all phones at Locations are in good working order and will be maintained in good working order.

13. TERMINATION.

     A. This Agreement may be terminated by the non-breaching party upon thirty (30) days' written notice to the breaching party that any of the following breach circumstances has occurred:


          (i) the breaching party has neglected or failed to perform any of the material covenants, terms or obligations required to be performed by it under this Agreement (provided that termination shall not occur if such failure is cured within the twenty (20) day period after receipt of the written notice of termination);

          (ii) any representation or warranty made by a party in this Agreement shall prove to have been false or misleading in any material respect when the same was made;

          (iii) a party ceases permanently to carry on its present business, except as a result of a bona fide reorganization in the course of which the Agreement is transferred to a successor company of equal or greater financial resources carrying on substantially the same business;

          (iv) a party makes an assignment for the benefit of creditors; or admits in writing its inability to pay debts as they mature; or a trustee or receiver of a party, or of any substantial part of such party's assets, is appointed by any court; or a proceeding is instituted against a party under any provision of the United States Bankruptcy Code or any other law affecting the rights of creditors and such proceeding is acquiesced in or is not dismissed within sixty (60) days; or

          (v)  continued performance would cause a party to be in violation of
               (i) any order of any court or regulatory agency having jurisdiction over such party, or (ii) any law, statute, ordinance or regulation to which such party is subject.

     B. Notwithstanding the foregoing, if the same breach of a material covenant, term, obligation, or warranty occurs repeatedly (at least three (3) times within six (6) months) and the breaching party has not implemented an effective cure following such repeated breaches, the non-breaching party may terminate this Agreement by providing thirty
          (30) days prior written notice to the other party.

14. CHOICE OF LAW

     The construction and interpretation of this Agreement and any claims arising hereunder or related hereto, whether in contract or tort, shall be governed by the laws (except those provisions relating to conflict of laws) of the State of Texas.

15. COMPLIANCE WITH LAWS

     Phone1 and all persons furnished by Phone1 shall comply with the provisions of the Fair Labor Standards Act, the 1996 Telecommunications Act, the Federal Occupational Safety and Health Act, environmental laws and all other applicable federal, state and local laws, ordinances and regulations in the performance of this Agreement, including the procurement of required permits and certificates. Phone1 shall pay wages that are not less than the minimum wages required by law to persons employed in its operations hereunder. Furthermore, Phone1 shall keep current throughout the term of this Agreement all federal, state, and local licenses, permits, and certificates necessary to perform this Agreement, which shall be promptly furnished to SBC upon request.

16. CONFIDENTIAL INFORMATION

     A. Any information, including but not limited to specifications, drawings, computer programs, technical or business information or other data in whatever form (hereinafter "Information") disclosed by SBC or Phone1 under or in contemplation of this Agreement, shall remain the property of the disclosing Party. Information shall be deemed "Confidential Information" if the disclosing Party designates and clearly marks the information as proprietary, confidential or private prior to disclosure or, if oral or visual, the information is identified as proprietary, confidential or private on disclosure and is summarized in writing so marked and delivered within ten (10) days following such disclosure. Notwithstanding the foregoing, SBC's Confidential Information includes, whether marked or not, any additional information of SBC to which Phone1 has access through it performance hereunder. Confidential Information shall be subject to the following:


          (1) recipient shall restrict disclosure of the Confidential Information to employees of the recipient with a "need to know" (i.e., employees that require the Confidential Information to perform their responsibilities in connection with this Agreement) and not disclose it to any other person or entity without the prior written consent of the disclosing Party, except SBC may disclose such Confidential Information to employees of its corporate affiliates with a need to know;

          (2) recipient shall use the Confidential Information only for purposes of performing under this Agreement:

          (3) recipient shall advise those employees who access the Confidential Information of their obligations with respect thereto; and

          (4) recipient shall copy the Confidential Information only as necessary for those employees who are entitled to receive it and ensure that all confidentiality notices are reproduced in full on such copies.

     B. The recipient recognizes and agrees that the unauthorized use or disclosure of the Confidential Information should cause irreparable injury to the disclosing Party for which they would have no adequate remedy at law, and that an actual or contemplated breach of this Section shall entitle the disclosing Party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it. The obligations herein contained shall expressly survive the termination or expiration of this Agreement and for a period of five (5) years from the date hereof.


     C. The obligations in the first paragraph shall not apply to any Confidential Information if the recipient can demonstrate that the Confidential Information:

          (1) is or becomes available to the public through no breach of this Agreement;

          (2) was previously known by the recipient without any obligation to hold it in confidence;

          (3) is received from a third Party free to disclose such information without restriction;

          (4) is independently developed by the recipient without the use of the Confidential Information of the disclosing Party;

          (5) is approved for release by written authorization of the disclosing Party, but only to the extent of such authorization;

          (6) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or

          (7) is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that the recipient first notifies the disclosing Party of the order or request ten (10) days prior to disclosure and permits the disclosing Party to seek an appropriate protective order.

     D. At the written request of the disclosing Party, the recipient shall return such Confidential Information, including all copies, to the disclosing Party or destroy such Confidential Information and certify in writing that it has satisfied its obligations under this Agreement.


     E. Without limiting any of its obligations under this Agreement, at law, or under regulations, to the extent that Phone1 acquires Carrier or Customer Proprietary Network Information, Phone1 certifies that it shall adhere to and abide by Section 222 of the Federal Telecommunications Act of 1996 pertaining to the privacy of public information.

17.      FORCE MAJEURE

     Neither Party shall be liable to the other for any delay or failure in performance hereunder due to fires, strikes, threatened strikes, stoppage of work, embargoes, requirements imposed by governmental regulations, civil or military authorities, acts of God, the public enemy or other causes which are beyond the control of the Party unable to perform (hereinafter "force majeure"), provided that causes or impacts related to the arrival of the next millennium shall not be considered a force majeure. If a force majeure occurs, the Party delayed or unable to perform shall give immediate notice to the other Party.

18. INDEMNITY

     A. Phone1 shall defend, indemnify, and hold harmless SBC, its corporate affiliates, their officers, employees and agents from and against all losses, damages, expenses (including attorney's fees auld costs), claims, suits and liabilities, whether based in contract or tort (including strict liability), to the extent arising out of or resulting from (a) Phone1's negligent or intentional acts or omissions, or those of persons furnished by it; (b) defective materials and/or Services provided hereunder, or (c) assertions under Worker's Compensation or similar laws made by persons furnished by Phone1, including but not limited to all applicable laws or regulations implicated by Phone1's Services. SBC shall promptly notify Phone1 of any written claim or demand for which Phone1 is responsible under this Section.

     B. SBC shall defend, indemnify, and hold harmless Phone1, its corporate affiliates, their officers, employees and agents from and against all losses, damages, expenses (including attorney's fees auld costs), claims, suits and liabilities, whether based in contract or tort (including strict liability), to the extent arising out of or resulting from (a) SBC's negligent or intentional acts or omissions, or those of persons furnished by it, or (b) assertions under Worker's Compensation or similar laws made by persons furnished by SBC. Phone1 shall promptly notify SBC of any written claim or demand for which SBC is responsible under this Section.

19. INFRINGEMENT

     Phone1 shall defend, indemnify and hold harmless SBC and its corporate affiliates from and against any suits, claims, actions, losses, damages, expenses (including attorneys' fees and costs) or liabilities that may result by reason of any alleged violation, infringement or misappropriation of a United States patent, trade secret, copyright or other proprietary right, regulation or rule based on use of the Equipment and/or Services or the performance and receipt of any Services provided under this Agreement. SBC shall promptly notify Phone1 of any claim of infringement violation or misappropriation for which Phone1 is responsible and shall cooperate with Phone1 to facilitate the defense or settlement of such claim. Phone1 or Phone1's attorney(s) shall keep SBC reasonably apprised of the continuing status of the claim, including any lawsuit resulting there from, and shall permit SBC, upon SBC's written request, to participate in the defense or settlement of such claim.

20. LIABILITY

     Except as otherwise set forth in this Agreement, SBC shall not be responsible for loss of or damage to Equipment during this Agreement not arising solely from SBC's negligence or intentional conduct. Neither Party shall be liable for loss of profits, except as otherwise provided for herein. In addition, neither party shall be liable for direct, indirect, incidental, special, consequential or other damages under this Agreement. SBC shall not be liable for Phone1's failure to abide by any state or federal law, rule or regulation related to the Services provided by Phone1 under this Agreement.

21. TECHNOLOGY ESCROW AGREEMENT


     Phone1 and SBC agree that within thirty (30) days of the Acceptance Trial and, if accepted by SBC, Phone1 shall deposit Phone1's call platform specifications, including hardware specifications, operating system requirement, etc, along with the source code and related documentation for the Upgrade (or Alternate Upgrade) into an escrow account, pursuant to a reasonable and appropriate Technology Escrow Agreement entered into by and between Phone1, SBC, and the escrow agent similar in form and content as that shown as Exhibit G. Any disputes relating to the Escrow Agreement, including whether a triggering event has occurred or Phone1's consent to release the source code, shall be resolved pursuant to the Dispute Resolution provisions of this Agreement. At a minimum, the escrow agreements shall provide that:

     A. The copy of the source code placed in escrow shall be reproduced and maintained on magnetic medium compatible with the equipment on which the Services are provided to SBC;

     B. The source code shall be accompanied by full documentation and other information and technical materials that will enable a reasonably skilled technician, programmer or analyst to maintain or enhance the subject software without references to any other materials. This information and materials shall include maintenance tools (test programs and program specifications), proprietary or third party system utilities (compiler and assembler descriptions), a description of the system/program generation, and descriptions and locations of programs not owned by Phone1 that are required for use and/or support of the Services;

     C. When a change is made to the source code during the term of this Agreement, the revised source code shall be deposited into escrow no later than seven (7) days after the source code has been revised, and the immediately preceding version of the source code shall remain in escrow with the revised version. All deposits of revisions to the source code shall include the documentation and other information and materials described in paragraph B above;

     D. The escrow agreement shall authorize the escrow agent to release the versions of the source code held in escrow to SBC immediately upon SBC's notification and the consent of Phone1, such consent not to be unreasonably withheld or delayed, to the escrow agent that one of the triggering events has occurred, and Phone1 has failed to immediately provide the source code to SBC. Such triggering events are outlined in Exhibit G, Section 3

22. NOTICES

     A. Any notice which under the terms of this Agreement must or may be given or made by either Party hereunder shall be in writing and shall be delivered personally or sent by U.S. Mail, express delivery service or by certified mail, return receipt requested, addressed to the respective Parties at the addresses set forth below:

                  To Phone1:                                  To SBC:
                  ----------                                  -------
                  Phone1 Inc.                                 SBC Public Communications
                  100 North Biscayne Blvd.-25th Fl.           225 W. Randolph Street      - Floor 15C
                  Miami, Florida 33132                        Chicago, Illinois 60606
                  Attn: Dario Echeverry, CEO                  Attn:  Kirk J. Moser, Director of Contracts

     B. Notices will be deemed to have been received as of the earlier of the date of actual receipt or, in case of notices sent via U.S. mail, three (3) days after mailing. A signed receipt shall be obtained where a notice is delivered in person.

23. [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

24. INSURANCE

     A. Prior to the execution of this Agreement, Phone1 shall have obtained and shall maintain during the term of this Agreement: (a) Workers' Compensation insurance as prescribed by the law of the state in which Phone1's obligations under this Agreement are performed, (b) Employer's Liability insurance with limits of at least $1,000,000 for each occurrence, (c) Commercial General Liability insurance (including, but not limited to, contractual and products liability coverage) with combined single limits for each occurrence of at least $2,000,000, (d) if the use of motor vehicles is required, Commercial Automobile Liability insurance (including hired and non-owned coverage) with combined single limits for each occurrence of at least $2,000,000 for bodily injury and property damage, (e) Comprehensive Crime Insurance (including employee dishonesty (fidelity bond) coverage and theft, disappearance, and destruction coverage) with limits of at least $100,000 per occurrence and with "Loss Payable in Favor of SBC".

     B. Neither Phone1 nor Phone1's insurer(s) shall have a claim, right of action or right of subrogation against SBC based on any occurrence insured against, in whole or in part, under the foregoing insurance. Phone1's policy shall be endorsed to name "SBC Services, Inc., its subsidiaries and corporate affiliates" as additional insureds and state: "SBC is to be notified in writing at least thirty (30) days prior to cancellation of or any material change in this policy." Phone1 shall furnish a copy of the endorsement and certificate(s) evidencing the foregoing insurance coverage prior to commencement of Services hereunder and, if applicable, annually thereafter during the term of this Agreement. Phone1's purchase of insurance shall not in any way limit Phone1's liability under this Agreement.

25.      ASSIGNMENT

     Neither Party may assign this Agreement in whole or in part without the written consent of the other Party, which consent may be withheld for any reason.

26. INDEPENDENT CONTRACTOR

     Phone1 shall perform the Services hereunder as an Independent Contractor, and nothing herein shall be construed as creating the relationship of partnership, agency or joint venture between the parties hereto. Neither Phone1 nor Phone1's subcontractors nor their employees shall be deemed for any purpose to be employees of SBC. Accordingly, neither Phone1 nor its employees shall be entitled as a result of this Agreement to any of the benefits under any employee benefit plan SBC presently has in effect or may put into effect. Phone1 shall be solely responsible for the withholding or payment of all applicable federal, state and local personal income taxes, social security taxes, and other payroll taxes with respect to their employees, as well as any applicable state unemployment or compensation act(s). Phone1 has sole authority and responsibility to hire, fire and otherwise control is employees.

27. DISPUTE RESOLUTION

     A. If any claim, controversy or dispute between the parties, their agents, employees, officers, directors or affiliated agents should arise, and the parties do not resolve it in the ordinary course of their dealings (the "Dispute"), then it shall be resolved in accordance with the dispute resolution process set forth in these sections A through C. Each notice of default, unless cured within the applicable cure period, shall be resolved in accordance herewith.

     B. At the written request of either party, and prior to any other formal dispute resolution proceedings, each party shall designate an officer-level employee with authority to resolve the dispute, to review, meet, and negotiate, in good faith, to resolve the Dispute. The parties intend that these negotiations be confidential and not to prejudice to the legal position of either party, to be conducted by non-lawyer, business representatives, and the locations, format, frequency, duration, and early conclusion of these discussions shall be at the discretion of the representatives. By mutual agreement, the representatives may use other procedures, such as mediation, to assist in these negotiations. The discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, and shall be exempt from discovery and production, and shall not be admissible in any subsequent arbitration or other proceedings without the concurrence of both the parties.

     C. If the officer-level representatives have not reached a resolution of the Dispute within thirty (30) calendar days after the matter is referred to them, then either party may avail themselves to any other legal rights they may have.

28. SURVIVAL OF OBLIGATIONS

     The parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

29. NO WAIVER OF RIGHTS

     Failure of either party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a waiver of such term, condition, right, or privilege in the future.

30. SEVERABILITY

     If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and replaced by a valid and enforceable provision which so far as possible achieves the same economic and other benefits for the parties as the severed provisions was intended to achieve, and the remaining provisions of this Agreement shall continue in full force and effect.

31. TAXES

     Phone1 shall be responsible for all taxes related to the Services provided under this Agreement and SBC shall be responsible for taxes related to the public pay telephone service within the meaning of Section 276 of the Telecommunications Act of 1996.

32. AUTHORITY

     Each Party represents to the other that it has full authority to enter into and secure performance of this Agreement, and that the person signing this Agreement on behalf of the Party has been properly authorized to enter into this Agreement. Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by all of its terms, conditions, and provisions.

33. ENTIRE AGREEMENT

     The terms contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior written agreements, including the Services Trial Agreement dated June 26, 2002. This Agreement may not be modified except by a writing signed by the Parties.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first herein above mentioned.


SBC SERVICES, INC.,
     FOR ITSELF AND ON BEHALF OF ITS AFFILIATES                 PHONE1, INC.


BY: /s/ Randall Feger                                          BY: /s/ Dario Echeverry
   ---------------------------------------------                   ---------------------------------------

NAME: Randall Feger                                            NAME: Dario Echeverry
   ---------------------------------------------                   ---------------------------------------

TITLE: President Public Communications                         TITLE: Chief Executive Officer
    --------------------------------------------                   ---------------------------------------

DATE: December 10, 2002                                        DATE:  December 10, 2002
   ---------------------------------------------                  ---------------------------------------

                                  ATTACHMENT A

[CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

                                  ATTACHMENT B

[CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

                                    EXHIBIT A
                                  DATA FEED FOR
                        SBC PUBLIC PAY PHONES & LOCATIONS

============================== =========== =========== ========== ==================================================

------------------------------ ----------- ----------- ---------- --------------------------------------------------
1.1      SBC NOTIFICATION FILE LAYOUT

------------------------------ ----------- ----------- ---------- --------------------------------------------------
FIELD NAME                      POSITION     LENGTH    TYPE       FIELD DESCRIPTION / VALUE
------------------------------ ----------- ----------- ---------- --------------------------------------------------
1.       Company                  1-4          4           X      AIT-Ameritech, PB-Pacific Bell, NB-Nevada Bell,
                                                                  SWBT-Southwestern Bell, SNET-Southern New England
------------------------------ ----------- ----------- ---------- --------------------------------------------------
2.       Action Code              5-8          4           X      INST-Install, DISC-Disconnect, CNR1-Customer
                                                                  transfer
------------------------------ ----------- ----------- ---------- --------------------------------------------------
3.       Premise Name             9-30         21          X      Name of Customer
------------------------------ ----------- ----------- ---------- --------------------------------------------------
4.       Address                 31-60         39          X      Street Address, Location
------------------------------ ----------- ----------- ---------- --------------------------------------------------
5.       City                    61-72         12          X      City
------------------------------ ----------- ----------- ---------- --------------------------------------------------
6.       State                   73-74         2           X      2 Char State Abreviation
------------------------------ ----------- ----------- ---------- --------------------------------------------------
7.       Zip                     75-83         9           9      5 or 9 Digit Zip Code
------------------------------ ----------- ----------- ---------- --------------------------------------------------
8.       Telephone Number        84-93         10          9      10 Digit Phone Number
------------------------------ ----------- ----------- ---------- --------------------------------------------------
9.       PIC                     94-97         4           X      0+ PIC
------------------------------ ----------- ----------- ---------- --------------------------------------------------
10.      Industry                98-113        15          X      Description of Industry
============================== =========== =========== ========== ==================================================
TOTAL                                         113
============================== =========== =========== ========== ==================================================

                                    EXHIBIT B
                             HANDSET SPECIFICATIONS


Phone1 shall supply handset with cords according to the following specifications:

Handset Description                                        20"Dynamic  Pac Bell
Length                                                              22"
Wire Color                                                       R,B,W,W,
Wire Length                                                         35"
Inside                                                             Spade
Outside                                                           Female
J-Hook                                                            DM Tube
Length                                                              29"
Paint Color                                                    Phone1 Yellow


NOTE: Handset must meet or exceed Bellcore TR-NWT-000452, Issue 2 "Generic Requirements for Public Telephone Handsets"

                                    EXHIBIT C
                        PHONE1/SBC INSTALLATION SCHEDULE



Beginning 12/15/02, a 90-day rolling implementation schedule, that is mutually agreeable to both SBC and Phone1, will be produced.

                                    EXHIBIT D
                            CALL DETAIL RECORD FORMAT

1.       RECORD LAYOUT
1.1      HEADER RECORD LAYOUT

------------------------------ ----------- ----------- ---------- --------------------------------------------------
FIELD NAME                      POSITION     LENGTH    TYPE       FIELD DESCRIPTION / VALUE
------------------------------ ----------- ----------- ---------- --------------------------------------------------
1.       Record Type               1           4           X      Value: "0001"
------------------------------ ----------- ----------- ---------- --------------------------------------------------
2.       File Identifier           5           5           X      Reserved for Future Use
------------------------------ ----------- ----------- ---------- --------------------------------------------------
3.       Date                      10          8           9      Date File Was Created.
                                                                  Format: YYYYMMDD
------------------------------ ----------- ----------- ---------- --------------------------------------------------
4.       Time                      18          4           9      Time File was Created. Format: HHMM
                                                                  (Military time - 11:01PM = 2301)
------------------------------ ----------- ----------- ---------- --------------------------------------------------
5.       Sequence Number           22          4           9      Sequence number. Field Will Increment by 1 to
                                                                  9999. Right Justified, Zero Filled
                                                                  If the file is resent, it will have the same
                                                                  sequence number
------------------------------ ----------- ----------- ---------- --------------------------------------------------
6.       Filler                    26          49          X      Blanks.
------------------------------ ----------- ----------- ---------- --------------------------------------------------
7.       EOL                       75          1                  End of Line
============================== =========== =========== ========== ==================================================
TOTAL                                          75
============================== =========== =========== ========== ==================================================

1.2      TRAILER RECORD LAYOUT

------------------------------ ----------- ----------- ---------- --------------------------------------------------
FIELD NAME                      POSITION     LENGTH    TYPE       FIELD DESCRIPTION / VALUE
------------------------------ ----------- ----------- ---------- --------------------------------------------------
1.       Record Type               1           4           X      Value: "0002"
------------------------------ ----------- ----------- ---------- --------------------------------------------------
2.       File Identifier           5           5           X      Reserved for Future Use
------------------------------ ----------- ----------- ---------- --------------------------------------------------
3.       Date                      10          8           9      Date File Was Created.
                                                                  Format: YYYYMMDD
------------------------------ ----------- ----------- ---------- --------------------------------------------------
4.       Time                      18          4           9      Time File was Created. Format: HHMM
                                                                  (Military time - 11:01PM = 2301)
------------------------------ ----------- ----------- ---------- --------------------------------------------------
5.       Record Count              22          4           9      A Count of All The Detail Rrecords. Header and
                                                                  Trailer records are Not Counted. Right
                                                                  Justified, Zero Filled.
------------------------------ ----------- ----------- ---------- --------------------------------------------------
6.       Filler                    26          49          X      Blanks.
------------------------------ ----------- ----------- ---------- --------------------------------------------------
7.       EOL                       75          1                  End of Line
============================== =========== =========== ========== ==================================================
TOTAL                                          75
------------------------------ ----------- ----------- ---------- --------------------------------------------------

1.3      DETAIL RECORD LAYOUT

------------------------------ ----------- ----------- ---------- --------------------------------------------------
FIELD NAME                      POSITION     LENGTH    TYPE       FIELD DESCRIPTION / VALUE
------------------------------ ----------- ----------- ---------- --------------------------------------------------
1.       ORIGTN                   1-10         10          X      Ten digit number of the payphone (area code,
                                                                  prefix, and last 4 digits)
------------------------------ ----------- ----------- ---------- --------------------------------------------------
2.       CONN_DATE_TIME          11-18         8           X      Date and time the call was made - YYYYMMDDHHMMSS
------------------------------ ----------- ----------- ---------- --------------------------------------------------
3.       DURATION                19-27         9           9      Length of call in seconds (SSSSSSSSS)
------------------------------ ----------- ----------- ---------- --------------------------------------------------
4.       TERMTN                  28-43         16          X      16 digits terminating number
------------------------------ ----------- ----------- ---------- --------------------------------------------------
5.       JURISDICTION            44-47         4           X      ASAL(intrastate intraLata);
                                                                  ASEL(intrastate interLata);
                                                                  ESAL(interstate interLata);
                                                                  ESEL(interstate intraLata);
                                                                  USIL(USA to International)
------------------------------ ----------- ----------- ---------- --------------------------------------------------
6.       REV                     48-58        11.2       9V99     Revenue (usage charges and service charges
                                                                  combined)
------------------------------ ----------- ----------- ---------- --------------------------------------------------
7.       CALLCAT                 59-61         3           X      CC=calling card;
                                                                  COL=collect;
                                                                  3RD=third party;
                                                                  Billed out collect ="O";
                                                                  SP = Coin;
                                                                  otherwise=blank
------------------------------ ----------- ----------- ---------- --------------------------------------------------
8.       BLG_IND                   62          1           X
------------------------------ ----------- ----------- ---------- --------------------------------------------------
9.       FILLER                    63          12          X      Blanks
------------------------------ ----------- ----------- ---------- --------------------------------------------------
10.      EOL                       75          1                  END OF LINE
============================== =========== =========== ========== ==================================================
TOTAL                                          75
------------------------------ ----------- ----------- ---------- --------------------------------------------------

                             UPGRADE SPECIFICATIONS
                             ----------------------
                                    EXHIBIT E
                                    ---------

Call Testing   Complete call testing is critical to determine if the phone is functioning properly and rating calls accurately. At a minimum the following call testing must be completed on each station after programming:

[CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

                                    EXHIBIT F

              PHONE1 PRIORITY DESCRIPTIONS AND ESCALATION PROCEDURE



[CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

                                EXHIBIT F - CONT'

                              ESCALATION TIME LINES

[CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

                                EXHIBIT F - CONT'

                              PRIORITY EXPLANATIONS

[CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

           THE FOLLOWING ARE PROCEDURES AS TO HOW TICKET HANDLING AND
           ----------------------------------------------------------
                            ESCALATIONS WILL OCCUR:
                            -----------------------


[CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2]

                                    EXHIBIT G

                           TECHNOLOGY ESCROW AGREEMENT



THIS ESCROW AGREEMENT, effective December __, 2002 (the "Escrow Agreement"), is among SBC Services, Inc. ("SBC"), Phone1, Inc. ("Phone1") and
__________________________ ("Escrow Agent").

Pursuant to that certain "Sent Paid Services Agreement From SBC Pay Phones Between SBC Services, Inc. and Phone1, Inc. ("the Primary Agreement"), the parties agree as follows:



1. Phone1 agrees to keep current copies of the source code and other materials for the Phone1 Services Software ("Deposit Materials") described in ATTACHMENT 1, attached hereto and made a part hereof, (herein referred to as the "Software") in escrow with Escrow Agent during the term of the Primary Agreement, in accordance with the provisions of the Primary Agreement and this Escrow Agreement.

2. Phone1 shall bear all costs of providing and maintaining the Deposit Materials in escrow, including the fees of Escrow Agent. The copy of the Deposit Materials provided to SBC placed in escrow shall be reproduced and maintained on magnetic tape compatible with workstations and the Systems on which the Software will operate and shall be accompanied by full documentation therefor. When a new release or substantial change to the current release of the Software is issued by or on behalf of Phone1 during the term of the Escrow Agreement, the revised Deposit Materials, including the change, shall be delivered to the Escrow Agent as soon as practicable after the change is effected by or on behalf of Phone1. Copies of the revised Deposit Materials and the Deposit Materials prior to the then latest revision, shall be maintained in escrow as provided herein.

3. Subject to the terms and conditions of this Escrow Agreement, Escrow Agent shall release the Deposit Materials to SBC under the following conditions (a "Release Condition"):

     (a) Except as limited below, existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days:


          (1) all or any material part of such source code is made available by Phone1 to any other pay phone provider under an agreement substantially similar in scope to this Escrow Agreement;

                      RESTRICTED - CONFIDENTIAL INFORMATION

The information contained herein is for use by persons authorized by SBC Services, Inc. and PHONE1, Inc. only and is not for general distribution within or outside their respective companies. Disclosure is restricted in accordance with Confidentiality Clause of the Agreement.

          (2) Phone1 ceases, for any reason, to do business, other than in connection with a corporate reorganization;

          (3) Phone1 materially fails, for any reason, to satisfy its maintenance obligations under the Primary Agreement in connection with the Services;

          (4) Phone1, after having reasonably been requested by SBC to provide adequate assurance of due performance of Phone1's maintenance and other obligations in connection with the subject Services, under the Primary Agreement, fails to provide such adequate assurance in writing within ten (10) business days of the request;

          (5) Phone1 makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, has a trustee or receiver appointed to manage all or a substantial part of its assets, or commences or has commenced against it a proceeding under the United States Bankruptcy Code and such proceeding is acquiesced in or is not dismissed within sixty (60) days;

          (6) an order for relief under Title 11 of the Federal Bankruptcy Code is entered against Phone1;

          (7) the making by Phone1 of a general assignment for the benefit of creditors;

          (8) the appointment of a general receiver or trustee in bankruptcy of Phone1's business or property; or

          (9) action by Phone1 under any state insolvency or similar law for the purpose of its bankruptcy, reorganization for the benefit of creditors, or liquidation.

          Notwithstanding the foregoing, the occurrence of the described events will not trigger release of the Deposit Materials if, within the specified thirty (30) day period, Phone1 provides to SBC adequate assurances, reasonably acceptable to SBC, of its continued ability and willingness to fulfill all of its maintenance and support obligations under the Primary Agreement.


                      RESTRICTED - CONFIDENTIAL INFORMATION

The information contained herein is for use by persons authorized by SBC Services, Inc. and PHONE1, Inc. only and is not for general distribution within or outside their respective companies. Disclosure is restricted in accordance with Confidentiality Clause of the Agreement.

     (b) If SBC believes in good faith that a Release Condition has occurred, SBC may provide to Escrow Agent written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials ("REQUEST FOR RELEASE"). Such Request for Release shall be accompanied by an affidavit (the "AFFIDAVIT") signed by SBC attesting:

          (1)  To a full description of the Release Condition; and

          (2) That the Deposit Materials shall continue to be the sole property of Phone1 and shall be subject to the confidentiality provisions of the Agreement; and

          (3) That the Deposit Materials shall be used solely for SBC's support and maintenance, modification or correction of the Phone1 Services Software utilized on SBC public pay telephones, including the creation of derivative works in order to provide SBC the benefits intended under the Primary Agreement (but not for purposes of sublicensing), but shall not extend or enlarge upon the rights of SBC under the Primary Agreement; and

          (4) That, notwithstanding delivery of the Deposit Materials to SBC, the Primary Agreement will continue in full force and effect in accordance with its terms; and

          (5) That upon expiration of the Primary Agreement, SBC will cease to use the Deposit Materials and will deliver all copies of the Deposit Materials to Phone1; and

          (6) That, in the event SBC engages the services of any third party in connection with SBC's use of the Deposit Materials as contemplated hereby, it will enter into an appropriate confidentiality agreement with the third party so as to protect Phone1's ownership of and rights to the Deposit Materials; and

          (7) That a copy of the Request for Release and said Affidavit have been provided to Phone1.


          Within three (3) business days of receipt of a Request for Release, Escrow Agent shall provide a copy of the Request for Release and the Affidavit to Phone1, by certified mail, return receipt requested, or by commercial express mail.

          From the date Escrow Agent mails the notice requesting release of the Deposit Materials, Phone1 shall have five (5) business days to deliver to Escrow Agent contrary instructions. "CONTRARY INSTRUCTIONS" shall mean the written representation by Phone1 that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, Escrow Agent shall send a copy to SBC by certified mail, return receipt requested, or by commercial express mail. Additionally, Escrow Agent shall notify both SBC and Phone1 that there is a dispute to be resolved pursuant to the Dispute Resolution Section of the Primary Agreement (Section 27). Escrow Agent will continue to store the Deposit Materials without release pending the first to occur of: (i) joint instructions from Phone1 and SBC; (ii) resolution pursuant to the Dispute Resolution provisions; or (iii) order of a court.


                      RESTRICTED - CONFIDENTIAL INFORMATION

The information contained herein is for use by persons authorized by SBC Services, Inc. and PHONE1, Inc. only and is not for general distribution within or outside their respective companies. Disclosure is restricted in accordance with Confidentiality Clause of the Agreement.

          If Escrow Agent does not receive Contrary Instructions from Phone1, Escrow Agent is authorized to release the Deposit Materials to SBC.

4. Escrow Agent shall be responsible to perform its obligations under this Escrow Agreement and to act in a reasonable and prudent manner with regard to this Escrow Agreement. Provided Escrow Agent has acted in the manner stated in the preceding sentence, the Party on whose behalf, or pursuant to whose direction Escrow Agent acts, shall indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this Escrow Agreement. Absent any such direction, Phone1 and SBC shall jointly and severally indemnify and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this Escrow Agreement, except for any Liability, costs or expenses that may be sustained or incurred by the gross negligence or willful misconduct on the part of Escrow Agent, its employees or agents.

5. Any dispute relating to or arising from this Escrow Agreement that cannot be resolve pursuant to the Primary Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address.

6. In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent shall provide written notice of delinquency to the parties to this Escrow Agreement affected by such delinquency. Any such Party shall have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one (1) month of the date of such notice, then at any time thereafter Escrow Agent shall have the right to terminate this Escrow Agreement to the extent it relates to the delinquent Party by sending written notice of termination to such affected parties. Escrow Agent shall have no obligation to take any action under this Escrow Agreement so long as any payment due to Escrow Agent remains delinquent.

7. Upon termination of this Escrow Agreement by joint instruction of Phone1 and SBC, Escrow Agent shall destroy, return, or otherwise deliver the Deposit Materials in accordance with such instructions. Upon termination for nonpayment, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Phone1. Escrow Agent shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Escrow Agent.


                      RESTRICTED - CONFIDENTIAL INFORMATION

The information contained herein is for use by persons authorized by SBC Services, Inc. and PHONE1, Inc. only and is not for general distribution within or outside their respective companies. Disclosure is restricted in accordance with Confidentiality Clause of the Agreement.

8. All notices, invoices, payments, deposits and other documents and communications ("Notices") shall be given to the parties at the address specified in Section 22 of the Primary Agreement, except that Notice to the Escrow Agent shall be provided to it at the address set forth on the signature page to this Escrow Agreement. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless other wise provided in this Escrow Agreement, all Notices may be delivered by First Class mail.


IN WITNESS WHEREOF, this Escrow Agreement has been executed by authorized representatives of the parties hereto, as of the date first set forth above.



         PHONE1, INC.                                         SBC SERVICES, INC.

         By:                                                  By:
            -------------------------------                      ----------------------------------

         Print Name:                                          Print Name:
            -------------------------------                      ----------------------------------

         Title:                                               Title:
            -------------------------------                      ----------------------------------

         Date Signed:                                         Date Signed:
            -------------------------------                      ----------------------------------





            -------------------------------
                  (Name of Escrow Agent)

         By:
            -------------------------------


         (Print Name)

         Title:
            -------------------------------

         Date:
            -------------------------------

         Signed:
            -------------------------------

         Address:
            -------------------------------

            -------------------------------



                      RESTRICTED - CONFIDENTIAL INFORMATION

The information contained herein is for use by persons authorized by SBC Services, Inc. and PHONE1, Inc. only and is not for general distribution within or outside their respective companies. Disclosure is restricted in accordance with Confidentiality Clause of the Agreement.